UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 4, 2015

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA 92122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.
Item 3.02                      Unregistered Sales of Equity Securities.

Merger Agreement

On February 4, 2015 (the “Closing Date”), Innovus Pharmaceuticals, Inc., a Nevada corporation (“Innovus” or the “Company”), Innovus Pharma Acquisition Corporation, a Deleware corporation and a wholly-owned subsidiary of Innovus (“Merger Subsidiary I”), Innovus Pharma Acquisition Corporation II, a Delaware corporation and a wholly-owned subsidiary of Innovus (“Merger Subsidiary II”), Novalere FP, Inc., a Delaware corporation (“Novalere”), and Novalere Holdings, LLC, a Delaware limited liability company (“Novalere Holdings”), as representative of the shareholders of Novalere (the “Novalere Stockholders”), entered into and closed upon an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Subsidiary I merged into Novalere and then Novalere merged with and into Merger Subsidiary II (the “Merger”), with Merger Subsidiary II surviving as a wholly-owned subsidiary of Innovus. Pursuant to the articles of merger effectuating the Merger, Merger Subsidiary changed its name to Novalere, Inc.

With the Merger, Innovus acquired the worldwide rights to the Fluticare™ brand (Fluticasone propionate nasal spray) from Novalere.  Innovus expects that the Abbreviated New Drug Application (“ANDA”) filed in November 2014 with the U.S. Food and Drug Administration (“FDA”) may be approved by the end of 2015 or in the first half of 2016.  An ANDA is an application for a U.S. generic drug approval for an existing licensed medication or approved drug.

Fluticasone Propionate Nasal Spray (“FPNS”) is the #1 most prescribed nasal steroid in the U.S. since 2007, with more than 150 million units sold and has been the #1 prescribed nasal spray to patients in the U.S. for more than five consecutive years.  More than 40 million units of FlutiCare™ nasal spray product form have been sold in the U.S. in 2014, and the worldwide market is estimated to be over $1 billion annually.

     As a result of the Merger, each outstanding share of Novalere common stock (other than shares owned by (i) any non-accredited stockholder of Novalere who will receive cash, as described below or (ii) any stockholder of Novalere who is entitled to and properly exercises dissenters’ rights under Delaware law) will be converted into the right to receive 25,895,312 shares of Innovus common stock (the “Consideration Shares”).  The Consideration Shares equal 49% of the total shares of Innovus issued and outstanding upon completion of the Merger. At closing, pursuant to the terms of the Merger Agreement, each Novalere Stockholder that is not an accredited investor is entitled to receive an amount in cash equal to such holder’s pro rata portion of the Consideration Shares multiplied by the closing price of Innovus’s Common Stock on the last Business Day immediately before the Closing Date

Under the terms of the Merger Agreement, at closing, the Novalere Stockholders are entitled to receive 50% of the Consideration Shares (the “Closing Consideration Shares”), and the remaining 50% of the Consideration Shares (the “ANDA Consideration Shares”) will be delivered only if an Abbreviated New Drug Application of Fluticasone Propionate Nasal Spray of Novalere Manufacturing Partners  (the “Target Product”) is approved by the Food and Drug Administration (the “ANDA Approval”).  10% of the Closing Consideration Shares, and if ANDA Approval is obtained prior to the 18 month anniversary of the Closing Date, 30% of the ANDA Consideration Shares, will be held in escrow for a period of 18 months from the Closing Date to be applied towards any indemnification claims by Innovus pursuant to the Merger Agreement.

In addition, the Novalere Stockholders are entitled to receive, if and when earned, earn-out payments (the “Earn-Out Payments”). For every $5 million in Net Revenue (as defined in the Merger Agreement) by the Target Product, the Novalere Stockholders will be entitled to receive, on a pro rata basis, $500,000, subject to  cumulative maximum Earn-Out Payments of $2.5 million.

Registration Rights and Stock Restriction Agreement

Concurrently with the execution of the Merger Agreement, Innovus, Novalere Holdings and each Novalere Stockholder entered into a Registration Rights and Stock Restriction Agreement, dated as of February 4, 2015 (the “Rights Agreement”).  Pursuant to the Rights Agreement, the Novalere Stockholders have certain demand and piggy-back registration rights.  If Innovus elects to file a registration statement to register stock for sale or resale, the Novalere Stockholders have the right to have their Consideration Shares included on such registration statement, subject to certain exceptions.  In addition, at any time after (i) 18 months from the Closing Date and (ii) ANDA Approval is obtained, the Novalere Stockholders holding a majority of the stock eligible to be registered may demand that Innovus file a registration statement on Form S-1 to register the Consideration Shares. Further, at any time after ANDA Approval is obtained and Innovus is eligible to file a registration statement on Form S-3, the Novalere Stockholders holding a majority of the stock eligible to be registered, provided that such shares have an anticipated public offering price, net of selling expenses, of at least $1 million, may demand that Innovus file a registration statement on Form S-3 to register the Consideration Shares, provided, however, that Innovus shall not be required to file more than three S-3 demand registration statements.

In addition, pursuant to the Rights Agreement, the Novalere Stockholders will be restricted from selling their Consideration Shares as described below:

●	No more than one-third (1/3rd) of the Consideration Shares prior to the first anniversary of the Closing Date; and
●	No more than two-thirds (2/3rds) of the Consideration Shares prior to the 18 month anniversary of the Closing Date;

provided, however, that all the Consideration Shares may be sold prior to the 18 month anniversary upon either ANDA Approval is obtained or Innovus’ common stock is listed on a national securities exchange.

Voting Agreement

Concurrently with the execution of the Merger Agreement, Innovus, Novalere Holdings and each Novalere Stockholder entered into a Voting Agreement, dated as of February 4, 2015 (the “Voting Agreement”).  Pursuant to the Voting Agreement, each such Novalere Stockholder has agreed, among other things, to vote all shares of common stock of Innovus owned by the Novalere Stockholder (i) in favor of any M&A Transaction (as defined in the Voting Agreement) that has been approved by the board of directors of Innovus (the “Board”), (ii) in favor of directors and nominees for director nominated by the Board (each, an “Innovus Nominee”) and against any nominee that is not an Innovus Nominee, and (ii) vote in favor of any proposal relating to issuance of additional securities of the Company in connection with capital raising purposes, each on the terms and subject to the conditions set forth in the Voting Agreement. The Voting Agreement will terminate automatically on the second anniversary of the Closing Date, provided, however, that the Voting Agreement will continue in force and effect for an additional 18 months for any Novalere Stockholder that continues to beneficially owns 10% of Innovus’ common stock during that time.

            The foregoing descriptions of the Merger Agreement, Rights Agreement and Voting Agreement do not purport to be complete, and are qualified in its entirety by references to the full text of the Merger Agreement, Rights Agreement and Voting Agreement, which are filed herewith as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

A copy of the Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Innovus, Novalere or any of their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Innovus, Novalere or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Innovus’ public disclosures.

Item 7.01                      Regulation FD Disclosure.

On February 5, 2015, the Company issued a press release announcing the Merger.  The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

2.1
Agreement and Plan of Merger, dated February 4, 2015, by and among Innovus Pharmaceuticals, Inc., Innovus Pharma Acquisition Corporation, Innovus Pharma Acquisition Corporation II, Novalere FP, Inc. and Novalere Holdings, LLC

10.1	Registration Rights and Stock Restriction Agreement, dated February 4, 2015, by and between Innovus Pharmaceuticals, Inc., and Novalere Holdings, LLC
10.2	Voting Agreement, dated February 4, 2015, by and between Innovus Pharmaceuticals, Inc., and Novalere Holdings, LLC
99.1	Press Release, issued February 5, 2015 by Innovus Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVUS PHARMACEUTICALS, INC.

Date: February 5, 2015	By: /s/ BASSAM DAMAJ
Bassam Damaj
President and Chief Executive Officer